UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2007

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) On March 8, 2007, Mercury Computer Systems, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Robert E. Hult, Senior Vice President, Chief Financial Officer and Treasurer of the Company. Pursuant to the Agreement and during its term, Mr. Hult has agreed to devote his full working time and effort to the Company’s business and affairs in such capacities.

Under the Agreement, apart from regular salary and incentives, Mr. Hult also will be eligible to receive a cash retention bonus of $50,000 if he remains employed on a full-time basis by the Company through September 15, 2008, and an additional amount of $100,000 if he remains so employed through September 15, 2009.

The term of the Agreement extends from March 8, 2007 until September 15, 2009, subject to earlier termination by either party. Mr. Hult may terminate his employment with the Company for any reason, including retirement, upon 90 days’ written notice to the Company. The Company may terminate Mr. Hult’s employment at any time during the term either with or without “cause” (as defined in the Agreement).

If Mr. Hult’s employment is terminated by the Company without cause during the term of the Agreement, then in addition to the payment of any accrued salary and benefits, the Company will continue to pay Mr. Hult his base salary for a period of one year from the date of termination in substantially equal bi-weekly installments and certain restricted stock and option grants will vest and become non-forfeitable or exercisable.

If Mr. Hult elects to retire, on or after September 15, 2007, then the Agreement provides Mr. Hult with an opportunity to provide consulting services to the Company through September 15, 2009 in exchange for cash consulting fees (equal to 50% of his base salary) and the accelerated vesting of certain restricted stock and option grants.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(f) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated March 8, 2007 between Mercury Computer Systems, Inc. and Robert E. Hult.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	MERCURY COMPUTER SYSTEMS, INC
(Registrant)

Date: March 13, 2007	By:	/s/ James R. Bertelli
James R. Bertelli
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated March 8, 2007 between Mercury Computer Systems, Inc. and Robert E. Hult.